Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Multi-Color Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-183181, 333-145667, No. 333-137184, No. 333-129151, No. 333-113960, and File No. 333-81260) on Form S-8 and registration statement (No. 333-179535) on Form S-3 of Multi-Color Corporation of our reports dated June 13, 2014, with respect to the consolidated balance sheet of Multi-Color Corporation and subsidiaries (the Company) as of March 31, 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the period ended March 31, 2014, and the effectiveness of internal control over financial reporting as of March 31, 2014, which reports appear in the March 31, 2014 annual report on Form 10-K of Multi-Color Corporation. Our qualified report on the Company’s internal control over financial reporting dated June 13, 2014, includes an adverse opinion.

/s/ KPMG LLP

Cincinnati, Ohio

June 13, 2014